Exhibit 4.3

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 23, 2015 (the “Effective Date”), among THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a Missouri corporation (the “Company”), the guarantors party hereto (the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”), as trustee under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee a Base Indenture, dated as of July 27, 2015 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of July 27, 2015 (the “First Supplemental Indenture”; the Base Indenture, as amended by the First Supplemental Indenture, the “Indenture”) with respect to the issuance by the Company of its 4.95% Senior Notes due 2045 (the “Notes”);

WHEREAS, Section 11.02(a) of the Base Indenture provides that, with the consent of the Holders (as defined in the Indenture) of a majority in aggregate principal amount of the then outstanding Notes, the Company, the Guarantors and the Trustee may amend the Indenture as set forth therein;

WHEREAS, pursuant to a Confidential Offering Memorandum and Consent Solicitation Statement, dated November 9, 2015 (the “Offering Memorandum”), Kansas City Southern (“KCS”), on behalf of the Company, offered to exchange (the “Exchange Offer”) all outstanding Notes for notes to be issued by KCS and cash and solicited consents (the “Consent Solicitation”) to the amendments to the Indenture described herein (the “Amendments”);

WHEREAS, Holders of a majority in aggregate principal amount of the outstanding Notes have consented to the Amendments by tendering and not withdrawing their Notes in the Exchange Offer and by delivering and not revoking consents to the Amendments pursuant to the terms of the Offering Memorandum, as evidenced by a certificate of D.F. King & Co., Inc. of even date hereof provided to the Company and the Trustee;

WHEREAS, the Company, the Guarantors and the Trustee are entering into this Supplemental Indenture in order to effect the Amendments; and

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company, the Guarantors and the Trustee.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders as follows:

ARTICLE I

AMENDMENT OF THE INDENTURE

1.01. Amendments to Defined Terms in the Indenture. Any defined term appearing in Section 1.01 of the Base Indenture or Section 1.02 of the First Supplemental Indenture, and all references thereto, that is used solely in the sections, subsections or provisions of the Indenture deleted from the Indenture by virtue of Section 1.02 of this Supplemental Indenture shall be deleted in its entirety from Section 1.01 of the Base Indenture or Section 1.02 of the First Supplemental Indenture, as applicable.

1.02. Amendments to the Indenture. Subject to Section 2.02 hereof, the Indenture is amended as follows:

(a) Each of the following Sections of the First Supplemental Indenture is hereby deleted in its entirety and replaced in lieu thereof with the word “[Reserved]”:

SECTION 4.06 Limitation on Liens.

SECTION 4.07 Offer to Repurchase Upon Change of Control Repurchase Event.

SECTION 4.08 Additional Guarantors.

SECTION 4.09 Reports.

(b) Solely with respect to the Notes, clause (b) of Section 5.01 of the Base Indenture is hereby deleted in its entirety and replaced in lieu thereof with the word “[Reserved]”.

(c) Solely with respect to the Notes, each of Sections 6.01(c), (d) and (e) of the Base Indenture is hereby deleted in its entirety and replaced in lieu thereof with the word “[Reserved]”.

ARTICLE II

MISCELLANEOUS

2.01. Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

2.02. Effectiveness. The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto. However, the Amendments shall become operative only at such time as the Company accepts a majority in aggregate principal amount of Notes then outstanding for exchange in the Exchange Offer.

2.03. Concerning the Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company, and not of the Trustee.

2.04. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

2.05. Separability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.06. Definitions; Effect of Headings. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture. The section headings herein are for convenience only and shall not effect the construction thereof.

2.07. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts together will constitute one and the same instrument.

2.08. Trust Indenture Act Controls. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in the Indenture or this Supplemental Indenture by operation of Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY, as the Issuer

By:	/s/ Michael W. Cline
	Name:	Michael W. Cline
	Title:	Vice President & Treasurer

KANSAS CITY SOUTHERN, as Guarantor

By:	/s/ Michael W. Upchurch
	Name:	Michael W. Upchurch
	Title:	Executive Vice President and Chief Financial Officer

GATEWAY EASTERN RAILWAY COMPANY, as Guarantor

By:	/s/ Michael W. Cline
	Name:	Michael W. Cline
	Title:	Vice President and Treasurer

SOUTHERN DEVELOPMENT COMPANY, as Guarantor

By:	/s/ Michael W. Upchurch
	Name:	Michael W. Upchurch
	Title:	Vice President, Chief Financial Officer and Treasurer

THE KANSAS CITY NORTHERN RAILWAY COMPANY, as Guarantor

By:	/s/ Michael W. Cline
	Name:	Michael W. Cline
	Title:	Vice President and Treasurer

TRANS-SERVE, INC., as Guarantor

By:	/s/ Michael W. Cline
	Name:	Michael W. Cline
	Title:	Vice President and Treasurer

Signature Page – Supplemental Indenture (KCSR 2045 Notes)

KCS HOLDINGS I, INC., as Guarantor

By:	/s/ Michael W. Cline
	Name:	Michael W. Cline
	Title:	Vice President and Treasurer

KCS VENTURES I, INC., as Guarantor

By:	/s/ Michael W. Cline
	Name:	Michael W. Cline
	Title:	Vice President and Treasurer

SOUTHERN INDUSTRIAL SERVICES, INC., as Guarantor

By:	/s/ Michael W. Upchurch
	Name:	Michael W. Upchurch
	Title:	Vice President, Chief Financial Officer and Treasurer

VEALS, INC., as Guarantor

By:	/s/ Michael W. Upchurch
	Name:	Michael W. Upchurch
	Title:	Vice President, Chief Financial Officer and Treasurer

PABTEX, INC., as Guarantor

By:	/s/ Michael W. Upchurch
	Name:	Michael W. Upchurch
	Title:	Vice President, Chief Financial Officer and Treasurer

Signature Page – Supplemental Indenture (KCSR 2045 Notes)

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael M. Hopkins
	Name:	Michael M. Hopkins
	Title:	Vice President

Signature Page – Supplemental Indenture (KCSR 2045 Notes)